NEWS RELEASE
August 13, 2013                            Contact: Peter D. Thompson, EVP and CFO
FOR IMMEDIATE RELEASE                     (301) 429-4638
Washington, DC

RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

Washington, DC: - Radio One, Inc. (NASDAQ: ROIAK and ROIA) today reported its results for the quarter ended June 30, 2013.  Net revenue was approximately $119.6 million, an increase of 13.0% from the same period in 2012, resulting primarily from a timing difference of Reach Media’s annual cruise event as well as revenue improvements in both our Cable Television and Internet segments.  Station operating income1 was approximately $45.7 million, an increase of 10.4% from the same period in 2012. The Company reported operating income of approximately $18.4 million for the three months ended June 30, 2013, compared to operating income of $21.5 million for the same period in 2012. Net loss was approximately $14.2 million or $0.29 per share compared to net income of $42.7 million or $0.85 per share, for the same period in 2012.

Alfred C. Liggins, III, Radio One’s CEO and President stated, “Overall I am pleased with our Adjusted EBITDA2 growth of 19.5% for the quarter, which demonstrates the benefits of our diversification strategy. Radio advertising markets have been choppy, with a slowdown in June that took our core radio revenues from low single digit positive to a –0.6% finish. July core radio station net revenue was +5.0% and Q3 is currently pacing up low single digits. TV One posted robust revenue and Adjusted EBITDA growth, up approximately 17.0% and 22.3% respectively, and Household ratings in prime were up 15%. Our Interactive One business performed well, with positive Adjusted EBITDA of $507,000 compared to a loss of $475,000 for the same period last year, and remains on target to hit break-even for the year. The Tom Joyner Fantastic Voyage was a success, and helped propel Reach Media to a positive Adjusted EBITDA of approximately $1.9 million, which was a welcome turn-around from last year’s comparable loss of $89,000.”

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PAGE 2 -- RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

RESULTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
		(as adjusted)3		(as adjusted)3
STATEMENT OF OPERATIONS	(unaudited)		(unaudited)
	(in thousands, except share data)		(in thousands, except share data)

NET REVENUE	$119,602	$105,830	$218,714	$208,794
OPERATING EXPENSES
Programming and technical, excluding stock-based compensation	32,897	32,916	63,370	64,028
Selling, general and administrative, excluding stock-based compensation	41,007	31,522	73,716	70,277
Corporate selling, general and administrative, excluding stock-based compensation	7,975	9,824	17,423	19,390
Stock-based compensation	47	46	90	90
Depreciation and amortization	9,467	9,742	19,007	19,427
Impairment of long-lived assets	9,800	313	11,170	313
Total operating expenses	101,193	84,363	184,776	173,525
Operating income	18,409	21,467	33,938	35,269
INTEREST INCOME	102	25	142	47
INTEREST EXPENSE	22,406	22,928	44,652	46,675
OTHER (INCOME) EXPENSE, net	(30)	610	(70)	603
Loss before provision for (benefit from) income taxes, noncontrolling interest in income of subsidiaries and income from discontinued operations	(3,865)	(2,046)	(10,502)	(11,962)
PROVISION FOR (BENEFIT FROM) INCOME TAXES	4,702	(48,491)	11,383	16,763
Net (loss) income from continuing operations	(8,567)	46,445	(21,885)	(28,725)
INCOME FROM DISCONTINUED OPERATIONS, net of tax	15	20	918	5
CONSOLIDATED NET (LOSS) INCOME	(8,552)	46,465	(20,967)	(28,720)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	5,662	3,797	11,353	7,854
CONSOLIDATED NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(14,214)	$42,668	$(32,320)	$(36,574)

AMOUNTS ATTRIBUTABLE TO COMMON STOCKHOLDERS
NET (LOSS) INCOME FROM CONTINUING OPERATIONS	$(14,229)	$42,648	$(33,238)	$(36,579)
INCOME FROM DISCONTINUED OPERATIONS, net of tax	15	20	918	5
CONSOLIDATED NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(14,214)	$42,668	$(32,320)	$(36,574)

Weighted average shares outstanding - basic4	48,737,941	50,006,085	49,299,953	49,997,752
Weighted average shares outstanding - diluted5	48,737,941	50,124,418	49,299,953	49,997,752

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PAGE 3 -- RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013		2012
		(as adjusted)3			(as adjusted)3
PER SHARE DATA - basic and diluted:	(unaudited)		(unaudited)
	(in thousands, except per share data)		(in thousands, except per share data)

Net (loss) income from continuing operations (basic)	$(0.29)	$0.85	$(0.67)		$(0.73)
Income from discontinued operations, net of tax (basic)	0.00	0.00	0.02		0.00
Consolidated net (loss) income attributable to common stockholders (basic)	$(0.29)	$0.85	$(0.66	) *	$(0.73)

Net (loss) income from continuing operations (diluted)	$(0.29)	$0.85	$(0.67)		$(0.73)
Income from discontinued operations, net of tax (diluted)	0.00	0.00	0.02		0.00
Consolidated net (loss) income attributable to common stockholders (diluted)	$(0.29)	$0.85	$(0.66	) *	$(0.73)

SELECTED OTHER DATA
Station operating income 1	$45,698	$41,392	$81,628		$74,489
Station operating income margin (% of net revenue)	38.2%	39.1%	37.3%		35.7%

Station operating income reconciliation:

Consolidated net (loss) income attributable to common stockholders	$(14,214)	$42,668	$(32,320)		$(36,574)
Add back non-station operating income items included in consolidated net (loss) income:
Interest income	(102)	(25)	(142)		(47)
Interest expense	22,406	22,928	44,652		46,675
Provision for (benefit from) income taxes	4,702	(48,491)	11,383		16,763
Corporate selling, general and administrative expenses	7,975	9,824	17,423		19,390
Stock-based compensation	47	46	90		90
Other (income) expense, net	(30)	610	(70)		603
Depreciation and amortization	9,467	9,742	19,007		19,427
Noncontrolling interest in income of subsidiaries	5,662	3,797	11,353		7,854
Impairment of long-lived assets	9,800	313	11,170		313
Income from discontinued operations, net of tax	(15)	(20)	(918)		(5)
Station operating income	$45,698	$41,392	$81,628		$74,489

Adjusted EBITDA2	$37,723	$31,568	$64,205		$55,099

Adjusted EBITDA reconciliation:

Consolidated net (loss) income attributable to common stockholders	$(14,214)	$42,668	$(32,320)		$(36,574)
Interest income	(102)	(25)	(142)		(47)
Interest expense	22,406	22,928	44,652		46,675
Provision for (benefit from) income taxes	4,702	(48,491)	11,383		16,763
Depreciation and amortization	9,467	9,742	19,007		19,427
EBITDA	$22,259	$26,822	$42,580		$46,244
Stock-based compensation	47	46	90		90
Other (income) expense, net	(30)	610	(70)		603
Noncontrolling interest in income of subsidiaries	5,662	3,797	11,353		7,854
Impairment of long-lived assets	9,800	313	11,170		313
Income from discontinued operations, net of tax	(15)	(20)	(918)		(5)
Adjusted EBITDA	$37,723	$31,568	$64,205		$55,099

* Per share amounts do not add due to rounding

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PAGE 4 -- RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

	June 30, 2013	December 31, 2012
	(unaudited)
	(in thousands)
SELECTED BALANCE SHEET DATA:
Cash and cash equivalents	$40,223	$57,255
Intangible assets, net	1,170,548	1,202,562
Total assets	1,428,809	1,460,195
Total debt (including current portion)	816,788	818,718
Total liabilities	1,098,466	1,092,844
Total equity	318,478	354,498
Redeemable noncontrolling interest	11,865	12,853
Noncontrolling interest	210,156	210,698

	Current Amount Outstanding	Applicable Interest Rate
	(in thousands)
SELECTED LEVERAGE DATA:
Senior bank term debt, net of original issue discount of approximately $4.6 million (subject to variable rates) (a)	$370,754	7.50%
12 1/2%/15% senior subordinated notes (fixed rate)	327,034	12.50%
10% Senior Secured TV One Notes due March 2016 (fixed rate)	119,000	10.00%

(a)	Subject to variable Libor plus a spread that is incorporated into the applicable interest rate set forth above.

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements represent management's current expectations and are based upon information available to Radio One at the time of this release. These forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond Radio One's control, that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  Important factors that could cause actual results to differ materially are described in Radio One’s reports on Forms 10-K/A, 10-K, 10-Q/A, 10-Q, 8-K and other filings with the Securities and Exchange Commission (the “SEC”). Radio One does not undertake any duty to update any forward-looking statements.

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PAGE 5 -- RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

Net revenue increased to approximately $119.6 million for the quarter ended June 30, 2013, from approximately $105.8 million for the same period in 2012, an increase of 13.0%. Adjusting for the impact of moving our syndicated programming to our Reach Media segment, net revenues from our Radio Broadcasting segment increased 0.4% for the quarter ended June 30, 2013, from the same period in 2012.  However, adjusting for the timing difference for the Company’s annual Gospel Cruise event held in the first quarter of 2012 versus during the second quarter of 2013, our Radio Broadcasting segment revenues decreased 0.6% for the quarter ended June 30, 2013, compared to the same period in 2012.  Within the Reach Media segment, adjusting for moving our syndicated programming out of the Radio Broadcasting segment and into the Reach Media segment, Reach Media’s net revenues increased 54.1% in the second quarter 2013, compared to the same period in 2012.  This increase is primarily attributable to the timing of the “Tom Joyner Fantastic Voyage” which took place during the second quarter of 2013 versus being held during the first quarter of 2012.  The event generated revenue of approximately $7.2 million for Reach Media during the second quarter of 2013. Adjusting for the timing difference for the “Tom Joyner Fantastic Voyage,” Reach Media’s revenue decreased 7.2% for the quarter ended June 30, 2013, compared to the same period in 2012. Within our Cable Television segment, we recognized approximately $37.7 million of revenue during the three months ended June 30, 2013, versus approximately $32.3 million of revenue during the comparable period in 2012. Finally, net revenues for our internet business increased 45.5% for the three months ended June 30, 2013, compared to the same period in 2012 driven primarily from a new customer agreement that didn’t previously exist.

Operating expenses, excluding depreciation and amortization, stock-based compensation and impairment of long-lived assets increased to approximately $81.9 million for the quarter ended June 30, 2013, from approximately $74.3 million for the quarter ended June 30, 2012, an increase of 10.2%. The increase for the three months ended June 30, 2013, compared to the same period in 2012 is primarily due to timing of the Company’s annual Gospel Cruise event, which was a land event in 2013, and Reach Media’s “Tom Joyner Fantastic Voyage” event, both of which were held in the second quarter of 2013. These events generated expenses of approximately $6.7 million for the quarter ended June 30, 2013.

Depreciation and amortization expense decreased to approximately $9.5 million compared to approximately $9.7 million for the quarters ended June 30, 2013 and 2012, respectively. The decrease was due to the completion of amortization for certain intangible assets and the completion of useful lives for certain assets.

Impairment of long-lived assets for the three months ended June 30, 2013, increased to approximately $9.8 million and related to a non-cash impairment charge recorded to reduce the carrying value of our Cincinnati, Cleveland and Philadelphia radio broadcasting licenses. The Company recorded a non-cash impairment charge of $313,000 for the three months ended June 30, 2012, to reduce the carrying value of our Charlotte radio broadcasting licenses.

Interest expense decreased to approximately $22.4 million for the quarter ended June 30, 2013, from approximately $22.9 million for the same period in 2012, a decrease of 2.2%. The Company made cash interest payments of approximately $21.0 million for the quarter ended June 30, 2013, compared to cash interest payments of approximately $15.5 million for the quarter ended June 30, 2012. The primary driver of the decrease was that through May 14, 2012, interest on the Company’s 12½%/15% Senior Subordinated Notes (“Senior Subordinated Notes”) was payable, at our election, at an all-inclusive rate of 15%, partially in cash and partially through the issuance of additional Senior Subordinated Notes (a “PIK Election”) on a quarterly basis.  The PIK Election expired on May 14, 2012, and interest accruing on the Senior Subordinated Notes from and after May 15, 2012, accrued at a lower rate of 12½% and was payable in cash.

Other income of $30,000 for the quarter ended June 30, 2013, compared to other expense of $610,000 for the quarter ended June 30, 2012. Other expense for the quarter ended June 30, 2012, was primarily due to the disposal of assets associated with the Company’s corporate office move.

Provision for income taxes for the three months ended June 30, 2013, was approximately $4.7 million, primarily attributable to the deferred tax liability for indefinite-lived intangible assets. For the three months ended June 30, 2012, the benefit from income taxes was approximately $48.5 million, primarily due to adjusting the year-to-date income tax provision based on the actual effective tax rate as of June 30, 2012.  Because our income tax expense does not have a correlation to our pre-tax earnings, changes in those earnings can have a significant impact on the income tax expense we recognize. As a result, we believe the actual effective tax rate best represents the estimated effective rate for the three month periods ended June 30, 2013 and 2012, respectively. The Company paid $73,000 and $287,000 in taxes for the quarters ended June 30, 2013 and 2012, respectively.

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PAGE 6 -- RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

Income from discontinued operations, net of tax, includes the results of operations for sold radio stations or stations made the subject of a local marketing agreement. Income from discontinued operations, net of tax, was $15,000 and $20,000 for the quarters ended June 30, 2013 and 2012, respectively.

The increase in noncontrolling interests in income of subsidiaries is due primarily to greater net income generated by TV One and Reach Media during the three months ended June 30, 2013, compared to the 2012 period.

Other pertinent financial information includes capital expenditures of approximately $3.6 million and $3.8 million for the quarters ended June 30, 2013 and 2012, respectively.  The Company received dividends from TV One in the amount of approximately $4.1 million and $1.8 million for the quarters ended June 30, 2013 and 2012, respectively. As of June 30, 2013, the Company had total debt (net of cash balances) of approximately $776.6 million. The Company’s cash and cash equivalents by segment are as follows:  Radio and Internet, approximately $17.3 million; Reach Media, approximately $3.4 million; and Cable Television, approximately $19.5 million. In addition to cash and cash equivalents, the Cable Television segment also has short-term investments of approximately $3.2 million and long-term investments of $72,000. During the three months ended June 30, 2013, the Company repurchased 24,419 shares of Class A common stock in the amount of $57,306 and 1,166,300 shares of Class D common stock in the amount of $2,673,723.  During the six months ended June 30, 2013, the Company repurchased 31,569 shares of Class A common stock in the amount of $68,331 and 2,118,274 shares of Class D common stock in the amount of $4,188,625.  There were no stock repurchases made during the three or six month periods ended June 30, 2012.

In connection with preparing the quarterly report on Form 10-Q for the quarter ended June 30, 2013, management of Radio One, Inc. (the “Company”) discovered misclassifications in its condensed consolidating financial statements in the notes to its previously filed financial statements in its quarterly report on Form 10-Q for the quarter ended March 31, 2013 (the “First Quarter 10-Q”) and in its annual report on Form 10-K for the fiscal year ended December 31, 2012 (the “2012 10-K”).  The misclassifications primarily relate to: (i) including TV One, LLC (“TV One”) in the “Radio One, Inc.” column in the condensed consolidating financial statements in each of the 2012 10-K and the First Quarter 10-Q although TV One is a non-guarantor subsidiary of the Company under its outstanding notes registered under the Securities Act of 1933; (ii) including Reach Media, Inc. (“Reach Media”) in the “Radio One, Inc.” column in the condensed consolidating financial statements in the 2012 10-K although Reach Media was a non-guarantor subsidiary for that reporting period; and (iii) after Reach Media became a guarantor under the Company’s outstanding registered notes on February 14, 2013, including Reach Media in the “Combined Guarantor Subsidiaries” column in the condensed consolidating financial statements in the First Quarter 10-Q and the comparative period in 2012 rather than a separate column for “non-wholly owned guarantor subsidiaries”. Additionally the Company is reviewing whether separate financial statements of Reach Media should have been included in the First Quarter 10-Q because it is not wholly owned by the Company.  Management is currently evaluating the need to amend the previously filed financial statements in its 2012 10-K and First Quarter 2013 10-Q and the extent to which such financial statements may continue to be relied upon.  The amendment will have no impact on the Company’s consolidated balance sheets, consolidated statements of operations, consolidated statements of changes in equity or consolidated statements of cash flows for any previously reported period.

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PAGE 7 -- RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

Supplemental Financial Information:

For comparative purposes, the following more detailed, unaudited statements of operations for the three and six months ended June 30, 2013 and 2012 are included.  These detailed, unaudited and adjusted statements of operations include certain reclassifications associated with accounting for discontinued operations.  These reclassifications had no effect on previously reported net income or loss, or any other previously reported statements of operations, balance sheet or cash flow amounts.

Effective January 1, 2013, the Radio Broadcasting segment contributed the assets and operations of its Syndication One urban programming line-up to the Reach Media segment. We consolidated our syndication operations within Reach Media to leverage that platform to create the leading syndicated radio network targeted to the African-American audience.  In connection with the consolidation, we shifted our syndicated programming sales to an internal sales force operating out of Reach Media.  Segment data for the three and six months ended June 30, 2012, has been reclassified to conform to the current period presentation.

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PAGE 8 -- RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

	Three Months Ended June 30, 2013
	(in thousands, unaudited)

						Corporate/
		Radio	Reach		Cable	Eliminations/
	Consolidated	Broadcasting	Media	Internet	Television	Other

STATEMENT OF OPERATIONS:

NET REVENUE	$119,602	$58,759	$18,015	$6,434	$37,729	$(1,335)
OPERATING EXPENSES:
Programming and technical	32,897	10,735	7,451	2,050	13,960	(1,299)
Selling, general and administrative	41,007	22,137	7,573	3,877	7,683	(263)
Corporate selling, general and administrative	7,975	-	1,075	-	1,821	5,079
Stock-based compensation	47	9	-	-	-	38
Depreciation and amortization	9,467	1,511	352	605	6,583	416
Impairment of long-lived assets	9,800	9,800	-	-	-	-
Total operating expenses	101,193	44,192	16,451	6,532	30,047	3,971
Operating income (loss)	18,409	14,567	1,564	(98)	7,682	(5,306)
INTEREST INCOME	102	-	-	-	17	85
INTEREST EXPENSE	22,406	400	-	-	3,039	18,967
OTHER INCOME, net	(30)	-	-	-	-	(30)
(Loss) income before provision for income taxes, noncontrolling interest in income of subsidiaries and income from discontinued operations	(3,865)	14,167	1,564	(98)	4,660	(24,158)
PROVISION FOR INCOME TAXES	4,702	4,543	159	-	-	-
Net (loss) income from continuing operations	(8,567)	9,624	1,405	(98)	4,660	(24,158)
INCOME FROM DISCONTINUED OPERATIONS, net of tax	15	15	-	-	-	-
CONSOLIDATED NET (LOSS) INCOME	(8,552)	9,639	1,405	(98)	4,660	(24,158)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	5,662	-	-	-	-	5,662
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(14,214)	$9,639	$1,405	$(98)	$4,660	$(29,820)

Adjusted EBITDA2	$37,723	$25,887	$1,916	$507	$14,265	$(4,852)

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PAGE 9 -- RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

	Three Months Ended June 30, 2012
	(in thousands, unaudited, as adjusted)3

						Corporate/
		Radio	Reach		Cable	Eliminations/
	Consolidated	Broadcasting	Media	Internet	Television	Other

STATEMENT OF OPERATIONS:

NET REVENUE	$105,830	$58,531	$11,688	$4,423	$32,254	$(1,066)
OPERATING EXPENSES:
Programming and technical	32,916	10,978	8,060	2,026	12,879	(1,027)
Selling, general and administrative	31,522	21,511	1,674	2,872	5,719	(254)
Corporate selling, general and administrative	9,824	-	2,043	-	1,994	5,787
Stock-based compensation	46	15	-	-	-	31
Depreciation and amortization	9,742	1,592	324	823	6,762	241
Impairment of long-lived assets	313	313	-	-	-	-
Total operating expenses	84,363	34,409	12,101	5,721	27,354	4,778
Operating income (loss)	21,467	24,122	(413)	(1,298)	4,900	(5,844)
INTEREST INCOME	25	-	2	-	8	15
INTEREST EXPENSE	22,928	250	-	-	3,039	19,639
OTHER EXPENSE (INCOME), net	610	(7)	-	-	-	617
(Loss) income before benefit from income taxes, noncontrolling interest in income of subsidiaries and income from discontinued operations	(2,046)	23,879	(411)	(1,298)	1,869	(26,085)
BENEFIT FROM INCOME TAXES	(48,491)	(48,358)	(133)	-	-	-
Net income (loss) from continuing operations	46,445	72,237	(278)	(1,298)	1,869	(26,085)
INCOME FROM DISCONTINUED OPERATIONS, net of tax	20	20	-	-	-	-
CONSOLIDATED NET INCOME (LOSS)	46,465	72,257	(278)	(1,298)	1,869	(26,085)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	3,797	-	-	-	-	3,797
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$42,668	$72,257	$(278)	$(1,298)	$1,869	$(29,882)

Adjusted EBITDA2	$31,568	$26,042	$(89)	$(475)	$11,662	$(5,572)

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PAGE 10 -- RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

	Six Months Ended June 30, 2013
	(in thousands, unaudited)

						Corporate/
		Radio	Reach		Cable	Eliminations/
	Consolidated	Broadcasting	Media	Internet	Television	Other

STATEMENT OF OPERATIONS:

NET REVENUE	$218,714	$108,616	$27,556	$11,486	$73,721	$(2,665)
OPERATING EXPENSES:
Programming and technical	63,370	21,641	14,915	3,982	25,333	(2,501)
Selling, general and administrative	73,716	42,836	9,317	7,498	14,667	(602)
Corporate selling, general and administrative	17,423	-	2,214	-	4,230	10,979
Stock-based compensation	90	24	-	-	-	66
Depreciation and amortization	19,007	3,054	640	1,314	13,217	782
Impairment of long-lived assets	11,170	11,170	-	-	-	-
Total operating expenses	184,776	78,725	27,086	12,794	57,447	8,724
Operating income (loss)	33,938	29,891	470	(1,308)	16,274	(11,389)
INTEREST INCOME	142	-	-	-	27	115
INTEREST EXPENSE	44,652	763	-	-	6,078	37,811
OTHER INCOME, net	(70)	(11)	-	-	-	(59)
(Loss) income before provision for income taxes, noncontrolling interest in income of subsidiaries and income from discontinued operations	(10,502)	29,139	470	(1,308)	10,223	(49,026)
PROVISION FOR INCOME TAXES	11,383	11,242	141	-	-	-
Net (loss) income from continuing operations	(21,885)	17,897	329	(1,308)	10,223	(49,026)
INCOME FROM DISCONTINUED OPERATIONS, net of tax	918	918	-	-	-	-
CONSOLIDATED NET (LOSS) INCOME	(20,967)	18,815	329	(1,308)	10,223	(49,026)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	11,353	-	-	-	-	11,353
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(32,320)	$18,815	$329	$(1,308)	$10,223	$(60,379)

Adjusted EBITDA2	$64,205	$44,139	$1,110	$6	$29,491	$(10,541)

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PAGE 11 -- RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

	Six Months Ended June 30, 2012
	(in thousands, unaudited, as adjusted)3

						Corporate/
		Radio	Reach		Cable	Eliminations/
	Consolidated	Broadcasting	Media	Internet	Television	Other

STATEMENT OF OPERATIONS:

NET REVENUE	$208,794	$107,711	$28,717	$10,207	$64,490	$(2,331)
OPERATING EXPENSES:
Programming and technical	64,028	22,354	15,620	4,079	24,101	(2,126)
Selling, general and administrative	70,277	43,256	8,660	6,283	12,691	(613)
Corporate selling, general and administrative	19,390	-	4,353	-	4,118	10,919
Stock-based compensation	90	32	-	-	-	58
Depreciation and amortization	19,427	3,166	655	1,637	13,511	458
Impairment of long-lived assets	313	313	-	-	-	-
Total operating expenses	173,525	69,121	29,288	11,999	54,421	8,696
Operating income (loss)	35,269	38,590	(571)	(1,792)	10,069	(11,027)
INTEREST INCOME	47	-	4	-	14	29
INTEREST EXPENSE	46,675	499	-	-	6,078	40,098
OTHER EXPENSE (INCOME), net	603	(15)	-	-	1	617
(Loss) income before provision for (benefit from) income taxes, noncontrolling interest in income of subsidiaries and income from discontinued operations	(11,962)	38,106	(567)	(1,792)	4,004	(51,713)
PROVISION FOR (BENEFIT FROM) INCOME TAXES	16,763	17,387	(624)	-	-	-
Net (loss) income from continuing operations	(28,725)	20,719	57	(1,792)	4,004	(51,713)
INCOME FROM DISCONTINUED OPERATIONS, net of tax	5	5	-	-	-	-
CONSOLIDATED NET (LOSS) INCOME	(28,720)	20,724	57	(1,792)	4,004	(51,713)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	7,854	-	-	-	-	7,854
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(36,574)	$20,724	$57	$(1,792)	$4,004	$(59,567)

Adjusted EBITDA2	$55,099	$42,101	$84	$(155)	$23,580	$(10,511)

-MORE-

PAGE 12 -- RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

Radio One, Inc. will hold a conference call to discuss its results for second fiscal quarter of 2013. This conference call is scheduled for Tuesday, August 13, 2013 at 10:00 a.m. Eastern Daylight Time. To participate on this call, U.S. callers may dial toll-free 1-800-230-1074; international callers may dial direct (+1) 612-332-0107.

A replay of the conference call will be available from 12:00 p.m. EDT August 13, 2013 until 11:59 p.m. August 16, 2013. Callers may access the replay by calling 1-800-475-6701; international callers may dial direct (+1) 320-365-3844. The replay Access Code is 299447. Access to live audio and a replay of the conference call will also be available on Radio One's corporate website at http://www.radio-one.com/. The replay will be made available on the website for seven days after the call.

Radio One, Inc., together with its subsidiaries (http://www.radio-one.com/), is a diversified media company that primarily targets African-American and urban consumers. The Company is one of the nation's largest radio broadcasting companies, currently owning and/or operating 54 broadcast stations located in 16 urban markets in the United States. Through its controlling interest in Reach Media, Inc. (http://www.blackamericaweb.com/), the Company also operates syndicated programming including the Tom Joyner Morning Show, the Russ Parr Morning Show, the Yolanda Adams Morning Show, the Rickey Smiley Morning Show, Bishop T.D. Jakes' "Empowering Moments", and the Reverend Al Sharpton Show. Beyond its core radio broadcasting franchise, Radio One owns Interactive One (http://www.interactiveone.com/), an online platform serving the African-American community through social content, news, information, and entertainment. Interactive One operates a number of branded sites, including News One, UrbanDaily, HelloBeautiful and social networking websites, including BlackPlanet, MiGente, and Asian Avenue. In addition, the Company owns a controlling interest in TV One, LLC (http://www.tvoneonline.com/), a cable/satellite network programming primarily to African-Americans.

Notes:

1           “Station operating income” consists of net loss before depreciation and amortization, corporate expenses, stock-based compensation, equity in income of affiliated company, income taxes, noncontrolling interest in income (loss) of subsidiaries, interest expense, impairment of long-lived assets, other (income) expense, loss (gain) on retirement of debt, (income) loss from discontinued operations, net of tax, interest income and gain on purchase of affiliated company. Station operating income is not a measure of financial performance under generally accepted accounting principles. Nevertheless station operating income is a significant basis used by our management to measure the operating performance of our stations within the various markets because station operating income provides helpful information about our results of operations apart from expenses associated with our fixed assets and long-lived intangible assets, income taxes, investments, debt financings and retirements, overhead, stock-based compensation, impairment charges, and asset sales. Our measure of station operating income may not be comparable to similarly titled measures of other companies as our definition includes the results of all four segments (Radio Broadcasting, Reach Media, Internet and Cable Television). Station operating income does not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as an alternative to those measurements as an indicator of our performance. A reconciliation of net income (loss) to station operating income has been provided in this release.

2           “Adjusted EBITDA” consists of net loss plus (1) depreciation, amortization, income taxes, interest expense, noncontrolling interest in income of subsidiaries, impairment of long-lived assets, stock-based compensation, loss on retirement of debt, loss from discontinued operations, net of tax, less (2) equity in income of affiliated company, other income, interest income, gain on retirement of debt and gain on purchase of affiliated company. Net income before interest income, interest expense, income taxes, depreciation and amortization is commonly referred to in our business as “EBITDA.” Adjusted EBITDA and EBITDA are not measures of financial performance under generally accepted accounting principles. However, we believe Adjusted EBITDA is often a useful measure of a company’s operating performance and is a significant basis used by our management to measure the operating performance of our business because Adjusted EBITDA excludes charges for depreciation, amortization and interest expense that have resulted from our acquisitions and debt financing, our taxes, impairment charges, as well as our equity in (income) loss of our affiliated company, gain on retirements of debt, and any discontinued operations. Accordingly, we believe that Adjusted EBITDA provides useful information about the operating performance of our business, apart from the expenses associated with our fixed assets and long-lived intangible assets, capital structure or the results of our affiliated company. Adjusted EBITDA is frequently used as one of the bases for comparing businesses in our industry, although our measure of Adjusted EBITDA may not be comparable to similarly titled measures of other companies as our definition includes the results of all four segments (Radio Broadcasting, Reach Media, Internet and Cable Television).  Adjusted EBITDA and EBITDA do not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as alternatives to those measurements as an indicator of our performance. A reconciliation of net income (loss) to EBITDA and Adjusted EBITDA has been provided in this release.

3           Certain reclassifications associated with accounting for discontinued operations have been made to prior period balances to conform to the current presentation. These reclassifications had no effect on any other previously reported or consolidated net income or loss or any other statement of operations, balance sheet or cash flow amounts. Where applicable, these financial statements have been identified as “as adjusted.”   In addition, certain reclassifications have been made associated with the transfer and consolidation of our syndication operations within Reach Media.  These reclassifications occurred between the Radio Broadcasting segment, the Reach Media segment and Corporate/Eliminations/Other.

4           For the three months ended June 30, 2013 and 2012, Radio One had 48,737,941 and 50,006,085 shares of common stock outstanding on a weighted average basis (basic), respectively.  For the six months ended June 30, 2013 and 2012, Radio One had 49,299,953 and 49,997,752 shares of common stock outstanding on a weighted average basis (basic), respectively.

5           For the three months ended June 30, 2013 and 2012, Radio One had 48,737,941 and 50,124,418 shares of common stock outstanding on a weighted average basis (fully diluted), for outstanding stock options, respectively.  For the six months ended June 30, 2013 and 2012, Radio One had 49,299,953 and 49,997,752 shares of common stock outstanding on a weighted average basis (fully diluted), for outstanding stock options, respectively.